Titan International, Inc.
2701 Spruce Street
Quincy, IL 62301
INVESTOR CONTACT:
Todd Shoot
Treasurer & VP, Investor Relations
217-221-4416

FOR IMMEDIATE RELEASE
Thursday, May 3, 2018

Titan International, Inc. Reports First Quarter 2018 Net Sales Up 19 Percent YOY
and Earnings of $0.23 Per Share

Quarter Highlights

•	EPS was $0.23, a $0.41 YOY improvement

•	Net sales increased $67.9 million (19% YOY); fifth consecutive YOY quarterly increase

•	Gross profit increased $19.4 million (a 48% YOY improvement)

•	SG&A expenses were $35.9 million (8% of net sales)

•	Income from operations was $18.1 million, a $24.7 million YOY improvement

•	Cash and cash equivalents were $112.4 million at the end of the first quarter

QUINCY, ILLINOIS, May 3, 2018 - Titan International, Inc. (NYSE: TWI), a leading global manufacturer of off-highway wheels, tires, assemblies, and undercarriage products, today reported results for the first quarter ended March 31, 2018.

Net sales for the first quarter of 2018 were $425.4 million, representing an increase of 19 percent when compared to net sales of $357.5 million for the first quarter of 2017. Net income applicable to common shareholders for the first quarter of 2018 was $14.0 million, as compared to a loss of $10.5 million in the first quarter of 2017.

Paul Reitz, President and Chief Executive Officer, commented, "A year ago, when we announced our first quarter results, we were cautiously optimistic by the early signs of growth and our first quarter of net sales growth in more than four years. A year later, as we release our first quarter 2018 results, we are further encouraged by our fifth consecutive quarter of double-digit growth in net sales. Along with this 19 percent top line growth in this most recently completed quarter, we experienced meaningful improvement in gross profit, gross margin and operating income, which marks the return to a positive bottom line for Titan. Once again, we experienced broad net sales growth across all of our segments, with our earthmoving/construction segment leading the way with 39 percent year-over-year improvement. Excluding currency impacts, net sales from a geographic perspective increased year-over-year in North America, Latin America, Europe, and Australia.

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“While we're excited about our start to 2018, and we certainly remain optimistic about the remainder of 2018, we are also mindful of the changing, and at times volatile, world around us. The impact on the remainder of the year from potential tariffs and the related effects on steel and commodity prices will be watched closely and is a potential area of concern. Rising interest rates and sluggish commodity prices also threaten farmer demand for new equipment through the remainder of this year and beyond. These uncertainties create the potential for farmers to further delay upgrading their equipment. Sales levels for larger tractors over 100 hp and combines remain well below longer-term, historical averages. The return in demand for these larger products is important for a more robust recovery in our agricultural segment.

“During March, we concluded our inaugural Titan University educational program for our North American dealers. Through both classroom sessions and hands-on training, we brought our state-of-the-art facility in Boone, Iowa, to life through interactive sessions delivered by Titan's engineers and field technicians that covered all of our product lines offered in North America. We expect to continue the Titan University program in the future as part of our ongoing focus on customer experience, loyalty and retention. The feedback from our customers has been tremendous, which we believe should have a positive impact on our business as we believe that better informed customers should drive additional demand for Titan’s products.

"The broad-based growth across our segments and many of our regions over the past five quarters, the impact of rising oil prices, improving farm used equipment inventory levels, and stronger demand in the construction sector, all point toward good things for Titan in 2018. Our strong first-quarter results are a testament to our entire One Titan team and our efforts over the past few years. We believe in the long-term fundamentals and prospects that support our business and our One Titan team will remain steadfast in our focus on the key drivers that will improve Titan moving forward.”

Summary of Operations

Net sales for the first quarter ended March 31, 2018, were $425.4 million, an increase of 19 percent from $357.5 million in the comparable prior year period, primarily as a result of an increase in net sales in the earthmoving/construction segment. Overall net sales volume was up 12 percent over the comparable prior year quarter with higher volume across all segments. Favorable changes in price/mix increased net sales by four percent and favorable currency translations contributed another three percent increase to net sales.

Gross profit for the first quarter ended March 31, 2018, was $59.6 million compared to $40.2 million in the comparable prior year period. Gross margin was 14 percent of net sales for the latest quarter, compared to 11 percent of net sales in the comparable prior year period. The increase in gross profit was driven by increased sales volume and associated manufacturing efficiencies relating to capacity utilization as well as ongoing continuous improvement initiatives focused on lowering costs and increasing efficiencies.

SG&A expenses for the first quarter of 2018 were $35.9 million, compared to $41.3 million for the comparable prior year period. As a percentage of net sales, SG&A was 8 percent, compared to 12 percent for the comparable prior year period. The decrease in SG&A resulted from lower legal and non-recurring professional fees as compared to the first quarter of 2017, as well as management's continuing efforts to reduce SG&A expenses.

For the first quarter of 2018, research and development (R&D) expenses were $2.9 million, or 0.7 percent of net sales, and royalty expense was $2.7 million, or 0.6 percent of net sales, both of which remained relatively flat as a percentage of net sales compared to the prior year period.

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Income from operations for the first quarter of 2018 was $18.1 million, or 4 percent of net sales, compared to a loss of $6.6 million, or 2 percent of net sales, for the first quarter of 2017, an improvement of 375 percent.

For the first quarter of 2018, interest expense was $7.5 million compared to $7.7 million in the comparable prior year period. Foreign exchange loss was $4.4 million in the first quarter of 2018 compared to a gain of $4.5 million in the comparable period in 2017. Other income was $7.8 million in the first quarter of 2018 compared to $2.7 million in the same quarter of 2017.

An income tax benefit of $(0.8) million was recorded for the first quarter of 2018, compared to a $3.4 million expense in the comparable prior year period. As a result, 2018 first quarter net income applicable to common shareholders was $14.0 million, equal to $0.23 per basic and diluted share, compared to a loss of $10.5 million, equal to $(0.18) per basic and diluted share, in the comparable prior year period.

EBITDA was $36.7 million for the first quarter of 2018 compared to $15.0 million in the comparable prior year period, a 144 percent increase. Adjusted EBITDA was $41.2 million for the first quarter of 2018 compared to $10.6 million in the comparable prior year period, a 290 percent increase. The company utilizes EBITDA and adjusted EBITDA, non-GAAP measures, as a means to measure its operating performance. A reconciliation of net income (loss) to EBITDA and adjusted EBITDA can be found at the end of this release.

Financial Condition

Net cash used for operations for the three months ended March 31, 2018, was $35.7 million, compared to $14.5 million for the comparable prior year period. Capital expenditures were $7.8 million for the first three months of 2018 compared to $8.4 million for the comparable prior year period.

Principal and dividend payments of $6.0 million were paid during the first three months of 2018. The company ended the first quarter of 2018 with total cash and cash equivalents of $112.4 million. Long-term debt at March 31, 2018, was $407.6 million, compared to $407.2 million at December 31, 2017. Short-term debt was $55.2 million at March 31, 2018, compared to $43.7 million at December 31, 2017. Net debt (total debt less cash and cash equivalents) was $350.4 million at March 31, 2018, compared to $307.3 million at December 31, 2017.

Teleconference and Webcast

Titan will be hosting a teleconference and webcast to discuss the first quarter financial results on Friday, May 4, 2018, at 9 a.m. Eastern Time.

The real-time, listen-only webcast can be accessed on our website at www.titan-intl.com within the “Investor Relations” page under the “News & Events” menu (https://ir.titan-intl.com/news-and-events/events/default.aspx). Listeners should access the website at least 15 minutes prior to the live event to download and install any necessary audio software.

A webcast replay of the teleconference will be available on our website (https://ir.titan-intl.com/news-and-events/events/default.aspx) soon after the live event.

In order to participate in the real-time teleconference, with live audio Q&A, participants in the U.S. should dial (888) 347-5307, participants in Canada should dial (855) 669-9657, and other international callers should dial (412) 902-4283.

Safe Harbor Statement

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This press release contains forward-looking statements. These forward-looking statements are covered by the "Safe Harbor for Forward-Looking Statements" provided by the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “would,” “could,” “potential,” “may,” “will,” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, these assumptions are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond Titan International, Inc.'s control. As a result, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to, the effect of a recession on the company and its customers and suppliers; changes in the company’s end-user markets into which the company sells its products as a result of world economic or regulatory influences or otherwise; changes in the marketplace, including new products and pricing changes by the company’s competitors; unfavorable outcomes of legal proceedings; availability and price of raw materials; levels of operating efficiencies; the effects of the company's indebtedness and its compliance with the terms thereof; actions of domestic and foreign governments, including the imposition of additional tariffs; geopolitical and economic uncertainties relating to the countries in which the company operates or does business; risks associated with acquisitions, including difficulty in integrating operations and personnel, disruption of ongoing business, and increased expenses; fluctuations in currency translations; risks associated with environmental laws and regulations; risks relating to financial reporting, internal controls, tax accounting, and information systems; and the other risks and factors detailed in the company’s periodic reports filed with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those reports. These forward-looking statements are made only as of the date hereof. The company cautions that any forward-looking statements included in this press release are subject to a number of risks and uncertainties, and the company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events, or for any other reason.

About Titan
Titan International, Inc. (NYSE: TWI) is a leading global manufacturer of off-highway wheels, tires, assemblies, and undercarriage products. Headquartered in Quincy, Illinois, the company globally produces a broad range of products to meet the specifications of original equipment manufacturers (OEMs) and aftermarket customers in the agricultural, earthmoving/construction, and consumer markets. For more information, visit www.titan-intl.com.

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Titan International, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
Amounts in thousands, except per share data

	Three months ended
	March 31,
	2018	2017

Net sales	$425,382	$357,501
Cost of sales	365,821	317,300
Gross profit	59,561	40,201
Selling, general and administrative expenses	35,921	41,338
Research and development expenses	2,877	2,843
Royalty expense	2,663	2,609
Income (loss) from operations	18,100	(6,589)
Interest expense	(7,518)	(7,721)
Foreign exchange (loss) gain	(4,432)	4,490
Other income	7,750	2,677
Income (loss) before income taxes	13,900	(7,143)
(Benefit) provision for income taxes	(786)	3,442
Net income (loss)	14,686	(10,585)
Net (loss) income attributable to noncontrolling interests	(1,679)	868
Net income (loss) attributable to Titan	16,365	(11,453)
Redemption value adjustment	(2,343)	941
Net income (loss) applicable to common shareholders	$14,022	$(10,512)

Earnings per common share:
Basic	$.23	$(.18)
Diluted	$.23	$(.18)
Average common shares and equivalents outstanding:
Basic	59,711	58,572
Diluted	59,876	58,572

Dividends declared per common share:	$.005	$.005

Segment Information (Unaudited)
Amounts in thousands

	Three months ended
	March 31,
	2018	2017
Net sales
Agricultural	$194,166	$180,516
Earthmoving/construction	188,733	135,619
Consumer	42,483	41,366
	$425,382	$357,501

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Titan International, Inc.
Condensed Consolidated Balance Sheets
Amounts in thousands, except share data

	March 31, 2018	December 31, 2017

	(unaudited)
Assets
Current assets
Cash and cash equivalents	$112,429	$143,570
Accounts receivable, net	294,505	226,703
Inventories	368,435	339,836
Prepaid and other current assets	75,561	73,084
Total current assets	850,930	783,193
Property, plant and equipment, net	417,426	421,248
Deferred income taxes	1,907	3,779
Other assets	82,792	81,892
Total assets	$1,353,055	$1,290,112

Liabilities
Current liabilities
Short-term debt	$55,171	$43,651
Accounts payable	227,954	195,497
Other current liabilities	130,284	133,774
Total current liabilities	413,409	372,922
Long-term debt	407,608	407,171
Deferred income taxes	14,376	13,545
Other long-term liabilities	70,248	73,197
Total liabilities	905,641	866,835

Redeemable noncontrolling interest	115,369	113,193

Equity
Titan shareholders' equity
Common stock ($0.0001 par value, 120,000,000 shares authorized, 60,715,356 issued, 59,810,770 outstanding at March 2018 and 59,800,559 outstanding at December 2017)	—	—
Additional paid-in capital	529,480	531,708
Retained deficit	(27,868)	(44,022)
Treasury stock (at cost, 904,586 and 914,797 shares, respectively)	(8,515)	(8,606)
Stock reserved for deferred compensation	(1,075)	(1,075)
Accumulated other comprehensive loss	(148,770)	(157,076)
Total Titan shareholders’ equity	343,252	320,929
Noncontrolling interests	(11,207)	(10,845)
Total equity	332,045	310,084
Total liabilities and equity	$1,353,055	$1,290,112

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Titan International, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
All amounts in thousands

	Three months ended
	March 31,
Cash flows from operating activities:	2018	2017
Net income (loss)	$14,686	$(10,585)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	15,330	14,466
Deferred income tax provision	2,510	715
Stock-based compensation	73	204
Issuance of treasury stock under 401(k) plan	133	131
Foreign currency translation loss (gain)	3,769	(1,342)
(Increase) decrease in assets:
Accounts receivable	(65,854)	(48,180)
Inventories	(26,115)	(14,547)
Prepaid and other current assets	(2,142)	2,641
Other assets	252	(251)
Increase (decrease) in liabilities:
Accounts payable	29,793	34,313
Other current liabilities	(4,421)	7,425
Other liabilities	(3,697)	471
Net cash used for operating activities	(35,683)	(14,539)
Cash flows from investing activities:
Capital expenditures	(7,807)	(8,389)
Other	794	574
Net cash used for investing activities	(7,013)	(7,815)
Cash flows from financing activities:
Proceeds from borrowings	16,480	14,635
Payment on debt	(5,720)	(10,216)
Dividends paid	(299)	(271)
Net cash provided by financing activities	10,461	4,148
Effect of exchange rate changes on cash	1,094	1,537
Net increase in cash and cash equivalents	(31,141)	(16,669)
Cash and cash equivalents, beginning of period	143,570	147,827
Cash and cash equivalents, end of period	$112,429	$131,158

Supplemental information:
Interest paid	$792	$2,458
Income taxes paid, net of refunds received	$2,508	$648
Noncash investing and financing information:
Issuance of common stock for convertible debt payment	$—	$58,460

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Titan International, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
Amounts in thousands, except earnings per share data

The company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides a quantitative reconciliation between net income (loss), the most directly comparable financial measure calculated and reported in accordance with GAAP, and EBITDA and adjusted EBITDA, each of which is a non-GAAP financial measure.

We present EBITDA and adjusted EBITDA as we believe that they assist investors with analyzing our business results. In addition, management reviews each of these non-GAAP financial measures in order to evaluate the financial performance of each of our segments, as well as the company’s performance as a whole. We believe that the presentation of these non‑GAAP financial measures will permit investors to assess the performance of the company on the same basis as management.

EBITDA and adjusted EBITDA should be considered supplemental to, not a substitute for, the financial measures calculated in accordance with GAAP. One should not consider these measures in isolation or as a substitute for our results reported under GAAP. These measures have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may be calculated differently than non-GAAP financial measures reported by other companies, limiting their usefulness as comparative measures. We attempt to compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

The table below provides a reconciliation of net income (loss) to EBITDA and adjusted EBITDA, non-GAAP financial measures, for the three-month periods ended March 31, 2018 and 2017.

	Three months ended
	March 31,
	2018	2017

Net income (loss)	$14,686	$(10,585)
Adjustments:
(Benefit) provision for income taxes	(786)	3,442
Interest expense	7,518	7,721
Depreciation and amortization	15,330	14,466
EBITDA	$36,748	$15,044
Adjustments:
Foreign exchange loss (gain)	4,432	(4,490)
Adjusted EBITDA	$41,180	$10,554

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